 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Stonegate Mortgage Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-201507) on Form S-3 and the registration statements (Nos. 333-192554, 333-192556, 333-192557, 333-213055, and 333-213056) on Form S-8 of Stonegate Mortgage Corporation of our report dated March 9, 2017, with respect to the consolidated balance sheets of Stonegate Mortgage Corporation and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of Stonegate Mortgage Corporation. Our report refers to the adoption FASB ASU No. 2014-8, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, in connection with the presentation of discontinued operations in the consolidated financial statements.

/s/ KPMG LLP
Indianapolis, Indiana
March 9, 2017